DENTSPLY SIRONA Inc. Conflict Minerals Report For the Year Ended December 31, 2025 Company Overview This report has been prepared by the management of DENTSPLY SIRONA Inc. (herein referred to as the “Company”, “Dentsply Sirona”, “we”, “us”, or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. The Company is the world’s largest diversified manufacturer of professional dental products and technologies, with a 139-year history of innovation and service to the dental industry and a vision of improving oral health and continence care globally. Dentsply Sirona develops, manufactures, and markets comprehensive solutions, including technologically-advanced dental equipment supported by cloud-enabled software solutions as well as dental products and healthcare consumable products in urology and enterology under a strong portfolio of world class brands. Dentsply Sirona’s innovative products provide high-quality, effective, and connected solutions to advance patient care and deliver better, safer, and faster dentistry. Dentsply Sirona’s worldwide headquarters is located in Charlotte, North Carolina. The Company’s shares of common stock are listed in the United States on the Nasdaq stock market under the symbol XRAY. Introduction This Conflict Minerals Report for the period from January 1, 2025 to December 31, 2025 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Rule”). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their respective products. If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (the “Subject Minerals” or “3TGs”), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (“RCOI”) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Country” or “Covered Countries”) or are from recycled or scrap sources.

2 If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that any of its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report. In accordance with the Organisation for Economic Co-operation and Development Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the “OECD Guidance”) and the Rule, this Conflict Minerals Report is available on the Company’s Investor Relations website at https://investor.dentsplysirona.com/financial-information/filings-reports. Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014; the SEC’s Order Issuing Stay, dated May 2, 2014; and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party. Conflict Minerals Program & Policy The Company has actively engaged with its customers and suppliers for years with respect to the use of conflict minerals. Dentsply Sirona adopted a conflict minerals policy articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals. The policy is available online, and can be found here: https://www.dentsplysirona.com/content/dam/master/corporate/legal/CORP-Code-of-Ethics-and- Business-Conduct.pdf RCOI and Due Diligence Framework To determine whether necessary 3TGs in products originated in Covered Countries, the Company retained 3E, a third-party service provider, to assist in reviewing the supply chain and identifying risks. The Company provided a list composed of suppliers and parts associated with the in-scope products to 3E. To collect data on the sources of origin of the materials procured by the supply chain, the Company utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.31 or higher to conduct a survey of all in-scope suppliers.

3 During the supplier survey, Dentsply Sirona and 3E contacted suppliers via 3E Insight, a software- as-a-service (“SaaS”) platform provided by 3E that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The Insight portal also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed are managed through this platform. 3E monitored and tracked all communications in the 3E Insight portal for future reporting and transparency. Dentsply Sirona directly contacted suppliers that were unresponsive to 3E’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to 3E. The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement. All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through 3E’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Dentsply Sirona tracks program gaps to account for future improvement opportunities. As of May 11, 2026, there were 510 suppliers in scope of the conflict minerals program and 262 provided a completed CMRT. The Company’s total response rate for this reporting year was 51.37%. Based on the findings through the RCOI process, the Company was able to determine the countries of origin for a large portion of the 3TGs in its products. As such, the Company continued to perform further due diligence on the source and chain of custody of the minerals in question. Design of Due Diligence Dentsply Sirona designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

4 Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by the Company. However, through continued outreach and process validation, our program aligns with industry standards and market expectations for due diligence by downstream companies. Due Diligence Performed 1) Establish Strong Company Management Systems Conflict Minerals Policy Dentsply Sirona is committed to the responsible sourcing of conflict minerals. It supports the humanitarian goal of ending violent conflict in the Covered Countries and thus established a Conflict Minerals Policy Statement, which is incorporated in Dentsply Sirona’s Business Partner Code of Conduct. Internal Management System Dentsply Sirona established a cross-functional Conflict Minerals Compliance Team led by the Program Manager of Procurement Sustainability. The Conflict Minerals Compliance Team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts. Dentsply Sirona also uses a third-party service provider, 3E, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers in regards to conflict minerals. The Company leverages 3E’s Managed Services in order to work with dedicated program specialists who support Dentsply Sirona’s conflict minerals program. The Company communicates regularly with the 3E team in order to receive updates on program status. Members of 3E’s Customer Success team are trained in conflict minerals compliance and understand the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act. System of Controls and Transparency Dentsply Sirona expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to Dentsply Sirona are DRC conflict-free. This means that the products must not contain 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. The Company relies on direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

5 Dentsply Sirona’s Business Partner Code of Conduct applies to all direct suppliers and outlines certain expected behaviors and practices. This code of conduct is based on industry and internationally-accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance for Responsible Business Conduct. The Business Partner Code of Conduct is provided to all direct suppliers. If a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated. The Business Partner Code of Conduct is reviewed annually to ensure it continues to align with industry best practices. Engagement with Suppliers Dentsply Sirona has a strong relationship with direct suppliers. As an extremely important part of the supply chain, Dentsply Sirona has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support and other multilingual resources. Dentsply Sirona’s suppliers are able to leverage 3E’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly file a CMRT. Suppliers are provided guidance in their native language, if needed. The Company engages with suppliers directly to request a valid CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, Dentsply Sirona has developed an internal procedure that includes steps of supplier engagement escalation such as supplier meetings and corrective actions. Feedback from this engagement has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative. Dentsply Sirona believes that the combination of the Business Partner Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers constitutes a strong supplier engagement program. Grievance Mechanism Dentsply Sirona has a grievance mechanism whereby employees and suppliers can report concerns regarding the Company’s business conduct and other matters. Maintain Records The Company has adopted a policy to retain relevant documentation for a period of at least five years. Through 3E, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all the information and findings from this process in a database that can be audited by internal or external parties. 2) Identify and Assess Risk in the Supply Chain Risks associated with supplier CMRT content are identified automatically by 3E’s software based on criteria established for supplier responses. These risks are addressed by 3E staff and members

6 of the Company’s internal Conflict Minerals Compliance Team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status. Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level (i.e., a CMRT that provides data for all in-scope products that a company supplies to all customers as opposed to data only for those in-scope products that a company supplies to Dentsply Sirona). In those cases where a company-level CMRT is submitted, Dentsply Sirona is unable to determine if all the specified smelters and refiners were used for 3TGs in the products supplied to the Company. As a result, Dentsply Sirona may receive company-level CMRTs from suppliers in our multi-tiered supply chain that include specified smelters and refiners that may be subject to governmental sanctions, but Dentsply Sirona is unable to determine if such smelters and refiners were used for 3TGs in the products supplied to the Company. Dentsply Sirona remains committed to compliance with applicable sanctions laws and regulations and to working with our suppliers to mitigate the possibility of sourcing products that use 3TGs from sanctioned smelters and refiners. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains. Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Dentsply Sirona compared these facilities listed in the responses to the list of smelters and refiners consolidated by the Responsible Minerals Initiative (“RMI”) to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2025 calendar year. Dentsply Sirona determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). Dentsply Sirona does not have a direct relationship with smelters and refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that have completed an RMAP audit are considered to be DRC conflict-free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. Suppliers are encouraged to engage in their own independent risk mitigation actions, and our Tier 1 suppliers are monitored and addressed via our internal supplier risk policy. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

7 3) Design and Implement a Strategy to Respond to Identified Risks Together with 3E, Dentsply Sirona developed processes to assess and respond to the risks identified in the supply chain. Dentsply Sirona has a risk management plan, through which the conflict minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and the Company’s expectations. Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. The Company engages suppliers believed to be supplying 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will assess if replacing that supplier is feasible. The results of the program and risk assessment are shared with the Conflict Minerals Compliance Team and senior management of Dentsply Sirona to ensure transparency within the Company. 4) Carry out independent third-party audit of supply chain due diligence Dentsply Sirona does not have a direct relationship with any 3TG smelters or refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. 5) Report Annually on Supply Chain Due Diligence Dentsply Sirona has published the Form SD for the year ended December 31, 2025. This report is available on the Investor Relations section of the Company’s website at https://investor.dentsplysirona.com/financial-information/filings-reports. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. Dentsply Sirona has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission. The Company has also considered the European Union Conflict Minerals Regulation when disclosing details with regards to its due diligence efforts. The Company will continue to expand efforts with respect to transparency through the data collection process and risk evaluation, as well as the public disclosure of its efforts. Results of Due Diligence Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Dentsply Sirona for the 2025 reporting year.

Supply Chain Outreach Metrics

Year	Number of In-Scope Suppliers	Submission Rate	Invalid Submission Rate
2025	510	51%	16%
2024	290	65%	0%
2023	285	71%	1%
2022	297	71%	4%
2021	290	70%	2%
2020	340	72%	2%

Steps to be Taken to Mitigate Risk

Dentsply Sirona has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company's products could benefit armed groups in the DRC or adjoining countries:

- Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
    - Using a comprehensive smelter and refiner library with detailed status and notes for each listing.
    - Scanning for credible media on each smelter and refiner to flag risk issues.
    - Comparing the list of smelters and refiners against government watch and denied parties lists.
- Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.
- Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
- Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.

8

9 • Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis. Smelter & Refiner Risk Evaluation Understanding the risks associated with the smelters and refiners potentially providing material into Dentsply Sirona’s supply chain is an important part of the due diligence process. This information is used to: • Provide supplier feedback. • Determine the health of the Company’s overall program. • Conduct outreach to smelters, refiners and their respective associations. • Provide detailed analysis in this report. The following risk categories are used for smelter evaluation and risk determination: • Geo-Risk o Did the mineral originate from or has it been transported through a conflict-affected area as defined by Section 1502 of the Dodd-Frank Act (the DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia)? • Audit Status o Has the refiner’s due diligence practices been audited against a standard in conformance with the OECD Guidance? o We rely on the RMAP audit standard, including cross-recognition of the London Bullion Market Association (“LBMA”) Good Delivery Program and the Responsible Jewelry Council Chain of Custody Certification, which are developed according to global standards including the OECD Guidance. • Sourcing Risk o Has evidence of any other red flag that is supported by credible sources been identified? Appendices A list of the smelters and refiners and a list of the countries of origin of 3TGs reported to us in supplier CMRTs are attached hereto as APPENDIX A – Smelter and Refiner List and APPENDIX B – Countries of Origin.

APPENDIX A - Smelter and Refiner List

Smelter ID	Metal	Smelter Name	Smelter Country
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
CID001898	Tin	Thaisarco	THAILAND
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID000402	Tin	Dowa	JAPAN
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID000292	Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
CID002773	Tin	Aurubis Beerse	BELGIUM
CID002774	Tin	Aurubis Berango	SPAIN
	Gold	Heraeus Ltd. Hong Kong	CHINA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

A-1

CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002756	Tin	Super Ligas	BRAZIL
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID003387	Tin	Luna Smelter, Ltd.	RWANDA
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID003524	Tin	CRM Synergies	SPAIN
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
CID001980	Gold	Umicore Precious Metals Refining Hoboken	BELGIUM
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001352	Gold	MKS PAMP SA	SWITZERLAND
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID001078	Gold	LS MnM Inc.	KOREA, REPUBLIC OF
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

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CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000082	Gold	ASAHI METALFINE, Inc.	JAPAN
CID000113	Gold	Aurubis AG	GERMANY
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000233	Gold	Chimet S.p.A.	ITALY
CID000401	Gold	Dowa	JAPAN
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

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CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001534	Gold	Royal Canadian Mint	CANADA
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002290	Gold	SAFINA A.S.	CZECHIA
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden Ronnskar	SWEDEN
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000264	Gold	Chugai Mining	JAPAN
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

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CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID002765	Gold	Italpreziosi	ITALY
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID004434	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID005067	Tin	PT Arsed Indonesia	INDONESIA
CID004065	Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL

A-5

CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID002863	Gold	Bangalore Refinery	INDIA
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
CID003641	Gold	Gold by Gold Colombia	COLOMBIA
CID003831	Tin	DS Myanmar	MYANMAR
CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
CID004010	Gold	Coimpa Industrial LTDA	BRAZIL
CID004397	Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID004403	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
CID004430	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
CID004610	Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
CID004619	Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
CID004714	Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
CID004754	Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
CID004755	Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	Tantalum	AMG Brasil	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA

A-6

CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET de Mexico	MEXICO
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Tantalum	TANIOBIS GmbH	GERMANY
CID002548	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
CID004054	Tantalum	PowerX Ltd.	RWANDA
CID004506	Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID000180	Gold	Caridad	MEXICO
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

A-7

CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID001305	Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA

A-8

CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001486	Tin	PT Timah Nusantara	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001810	Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

A-9

CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID002567	Gold	Sudan Gold Refinery	SUDAN
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID002587	Gold	Industrial Refining Company	BELGIUM
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA
CID002606	Gold	Marsam Metals	BRAZIL
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002750	Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
CID002760	Gold	Albino Mountinho Lda.	PORTUGAL
CID002761	Gold	SAAMP	FRANCE
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID002763	Gold	8853 S.p.A.	ITALY
CID002816	Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID002852	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002853	Gold	Sai Refinery	INDIA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA
CID002893	Gold	JALAN & Company	INDIA
CID002920	Gold	ABC Refinery Pty Ltd.	AUSTRALIA
CID002973	Gold	Safimet S.p.A	ITALY

A-10

CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID003185	Gold	African Gold Refinery	UGANDA
CID003186	Gold	Gold Coast Refinery	GHANA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID003383	Gold	Sovereign Metals	INDIA
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID003463	Gold	Kundan Care Products Ltd.	INDIA
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
CID003497	Gold	K.A. Rasmussen	NORWAY
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID003548	Gold	MD Overseas	INDIA
CID003553	Tungsten	Artek LLC	RUSSIAN FEDERATION
CID003557	Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID003612	Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION

A-11

CID003614	Tungsten	OOO "Technolom" 1	RUSSIAN FEDERATION
CID003615	Gold	WEEEREFINING	FRANCE
CID003643	Tungsten	LLC Vostok	RUSSIAN FEDERATION
CID003662	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
CID003663	Gold	Dongwu Gold Group	CHINA
CID003666	Gold	Sam Precious Metals	UNITED ARAB EMIRATES
CID003926	Tantalum	5D Production OU	ESTONIA
CID003978	Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
CID004034	Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
CID004056	Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
CID004060	Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
CID004435	Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
CID004438	Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
CID004604	Gold	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA
CID004697	Gold	Attero Recycling Pvt Ltd	INDIA
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID004705	Gold	Inca One (Koricancha Plant)	PERU
CID004704	Gold	Inca One (Chala One Plant)	PERU
CID000377	Tin	Dongguan Best Alloys Co., Ltd.	CHINA
CID004724	Tin	Woodcross Smelting Company Limited	UGANDA
CID005189	Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
CID004797	Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
CID005012	Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID000059	Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA

A-12

CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
CID000261	Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000315	Tin	CV United Smelting	INDONESIA
CID000362	Gold	Doduco GmbH	GERMANY
CID000376	Tin	Dongguan City Xida Soldering Tin Products Co	CHINA
CID000520	Tantalum	Gannon & Scott	UNITED STATES OF AMERICA
CID000553	Tin	Gejiu Yunxi Group Corp.	CHINA
CID000605	Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
CID000611	Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
CID000626	Tin	Guangxi Nonferrous Metals Group	CHINA
CID000628	Tin	Guangxi Zhongshan Jin Yi Smelting Co. Ltd	CHINA
CID000670	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000720	Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA
CID000841	Tin	Jiang XI Jia Wang Technology Tin Products En vironmental Ltd	CHINA
CID000884	Gold	Jin Jinyin Refining Co., Ltd.	CHINA
CID000909	Gold	Jinlong Copper Co., Ltd.	CHINA
CID001098	Tin	Ma An Shan Shu Guang Smelter Corp	CHINA
CID001108	Tantalum	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001112	Tin	Materials Eco-Refining Co., Ltd	JAPAN
CID001115	Tantalum	Materion	UNITED STATES OF AMERICA
CID001116	Tungsten	Materion	UNITED STATES OF AMERICA
CID001136	Tin	Metahub Industries Sdn. Bhd	MALAYSIA
CID001172	Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001177	Tin	Ming Li Jia smelt Metal Factory	CHINA
CID001181	Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA
CID001195	Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001246	Tin	Ney Metals and Alloys	INDONESIA
CID001280	Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001313	Gold	Nyrstar Metals	UNITED STATES OF AMERICA
CID001434	Tin	PT DS Jaya Abadi	INDONESIA
CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA
CID001470	Tungsten	PT Stanindo Inti Perkasa	INDONESIA
CID001485	Tungsten	PT Timah Tbk Mentok	INDONESIA

A-13

CID001541	Tantalum	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001605	Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd	CHINA
CID001606	Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
CID001607	Gold	Shandon Jin Jinyin Refining Limited	CHINA
CID001612	Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
CID001616	Gold	Shandong penglai gold smelter	CHINA
CID001634	Tantalum	Shanghai Jiangxi Metals Co., Ltd	CHINA
CID001648	Tin	Shangrao Xuri Smelting Factory	CHINA
CID001692	Gold	Shenzhen Heng Zhong Industry Co., Ltd	CHINA
CID001694	Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
CID001731	Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
CID001745	Gold	Sino-Platinum Metals Co., Ltd	CHINA
CID001764	Tungsten	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001801	Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001822	Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
CID001841	Tin	Tai Perng	CHINA
CID001852	Tin	Taiwan Huanliang	TAIWAN, PROVINCE OF CHINA
CID001857	Gold	TAIWAN TOTAI CO., LTD.	TAIWAN, PROVINCE OF CHINA
CID001901	Tungsten	Thaisarco	THAILAND
CID001932	Tin	TIN PLATING GEJIU	CHINA
CID001954	Tin	Top-Team Technology (Shenzhen) Ltd	CHINA
CID002009	Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
CID002057	Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA
CID002063	Gold	Wuzhong Group	CHINA
CID002076	Gold	Xiamen JInbo Metal Co., Ltd	CHINA
CID002090	Tin	Xin Furukawa Metal (Wuxi) Co., Ltd	CHINA
CID002099	Tin	XURI	CHINA
CID002121	Tin	Yifeng Tin	CHINA
CID002147	Tin	Yuecheng Tin Co., Ltd.	CHINA

A-14

CID002162	Tin	Yunnan Chengo Electric Smelting Plant	CHINA
CID002164	Tin	Yunnan Copper Zinc Industry Co., Ltd	CHINA
CID002166	Tin	Yunnan Geiju Smelting Corp	CHINA
CID002173	Tin	Yunnan Industrial Co., Ltd.	CHINA
CID002195	Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
CID002201	Gold	Zhaojun Maifu	CHINA
CID002205	Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
CID002214	Gold	Zhongkuang Gold Industry Co., Ltd	CHINA
CID002219	Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
CID002220	Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA
CID002221	Gold	Zhongshan Poison Material Proprietary Co., Ltd	CHINA
CID002231	Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
CID002232	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
CID002235	Tungsten	Zhuzhou Cemented Carbide	CHINA
CID002274	Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
CID002281	Tin	LIAN JING	CHINA
CID002309	Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA
CID002408	Tin	Sigma Tin Alloy Co., Ltd.	CHINA
CID002428	Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd	CHINA
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID002491	Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
CID002519	Gold	Henan Yuguang Gold & Lead Co., Ltd	CHINA
CID002529	Gold	Zhuzhou Smelting Group Co., Ltd	CHINA
CID002530	Tin	PT Inti Stania Prima	INDONESIA
CID002566	Tantalum	Taike Technology (Suzhou) Co.,Ltd.	CHINA
CID002596	Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
CID002601	Gold	House of Currency of Brazil	BRAZIL
CID002614	Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
CID002635	Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
CID002644	Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
CID002659	Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA

A-15

A-16 CID002743 Gold SuZhou ShenChuang recycling Ltd. CHINA CID002745 Gold Tsai Brother industries TAIWAN, PROVINCE OF CHINA CID002777 Gold SAXONIA Edelmetalle GmbH GERMANY

B-1 APPENDIX B - Countries of Origin Countries of Origin Andorra Madagascar Angola Malaysia Argentina Mali Armenia Mauritania Australia Mexico Austria Mongolia Azerbaijan Morocco Belgium Mozambique Bermuda Myanmar Bolivia (Plurinational State of) Namibia Botswana Netherlands Brazil New Zealand Bulgaria Nicaragua Burkina Faso Niger Burundi Nigeria Cambodia Norway Canada Oman Central African Republic Panama Chile Papua New Guinea China Peru Colombia Philippines Congo Portugal Cyprus Republic of Korea Democratic Republic of the Congo Russian Federation Djibouti Rwanda Dominica Saudi Arabia Dominican Republic Senegal Ecuador Serbia Egypt Sierra Leone Eritrea Singapore Estonia Slovakia Ethiopia Solomon Islands Fiji South Africa Finland South Sudan France Spain Georgia Sudan Germany Suriname

B-2 Ghana Sweden Guatemala Switzerland Guinea Taiwan Guyana Tajikistan Honduras Tanzania Hong Kong Thailand Hungary Turkey India Uganda Indonesia United Arab Emirates Ireland United Kingdom Israel United States Italy Uruguay Japan Uzbekistan Kazakhstan Vietnam Kyrgyzstan Zambia Liberia Zimbabwe Liechtenstein Lithuania Luxembourg